                                 (EXHIBIT 11)

                        CONCORDE CAREER COLLEGES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

               AND THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996

                                                  Primary EPS            Fully Diluted EPS
                                                  Six Months                 Six Months
                                                Ended June 30,             Ended June 30,
                                                --------------             --------------

                                               1997       1996 (1)       1997        1996 (1)
                                               ----       --------       ----        --------
Weighted Average Shares Outstanding.......   6,982,000    6,958,000     6,982,000    6,958,000
Options...................................     905,000      754,000       932,000      803,000
Debt/Non Detachable Warrants..............   1,777,000                  1,777,000
Class B Preferred Stock...................                                762,000
                                            ----------   ----------   -----------   ----------
Adjusted Weighted Average Shares..........   9,664,000    7,712,000    10,453,000    7,761,000
                                            ----------   ----------   -----------   ----------

Net Income (Loss).........................  $ (234,000)  $  123,000   $  (234,000)  $  123,000
Class A Preferred Stock Redemption........   1,210,000                  1,210,000
Class A Preferred Dividends...............     (28,000)    (119,000)      (28,000)    (119,000)
Class B Preferred Dividends-Imputed.......     (40,000)
Interest on Convertible Debt, Net of Tax..      37,000                     37,000
                                            ----------   ----------   -----------   ----------
Income Available to Common Shareholders...  $  945,000   $    4,000   $   985,000   $    4,000
                                            ----------   ----------   -----------   ----------
Earnings per Weighted Average Shares......  $     0.10   $     0.00   $      0.09   $     0.00
                                            ==========   ==========   ===========   ==========


                                                 Three Months               Three Months
                                                Ended June 30,             Ended June 30,
                                                --------------             --------------
                                               1997         1996         1997          1996
                                               ----         ----         ----          ----
Weighted Average Shares Outstanding.......   6,997,000    6,958,000     6,997,000    6,958,000
Options...................................                  794,000                    803,000
Debt/Non Detachable Warrants..............
Class B Preferred Stock...................
                                            ----------   ----------    ----------   ----------
Adjusted Weighted Average Shares..........   6,997,000    7,752,000     6,997,000    7,761,000
                                            ----------   ----------    ----------   ----------

Net Income (Loss).........................  $  (55,000)  $ (425,000)   $  (55,000)  $ (425,000)
Class A Preferred Dividends...............                  (59,000)                   (59,000)
Class B Preferred Dividends-Imputed.......     (31,000)
Interest on Convertible Debt, Net of Tax..                                (31,000)
                                            ----------   ----------    ----------   ----------

Income Available to Common Shareholders...  $  (86,000)  $ (484,000)   $  (86,000)  $ (484,000)
                                            ----------   ----------    ----------   ----------

Earnings per Weighted Average Shares......  $    (0.01)  $    (0.06)   $    (0.01)  $    (0.06)
                                            ==========   ==========    ==========   ==========

(1) Restated